FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |__|

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank) One Wall Street, New York, N.Y. (Address of principal executive offices)	13-5160382 (I.R.S. employer identification no.) 10286 (Zip code)

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2005-B
(Issuer of the Notes)

COLLEGIATE FUNDING OF DELAWARE, L.L.C.
(Depositor of the Issuer of the Notes)

(Exact Name of Co-Registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization) 10304 Spotsylvania Avenue, Suite 100 Fredericksburg, Virginia (Address of principal executive offices)	43-6924567 31-1812121 (I.R.S. employer identification no.) 22408 (Zip code)

Student Loan Asset-Backed Notes Series 2005-B
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York Federal Reserve Bank of New York Federal Deposit Insurance Corporation New York Clearing House Association	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203 33 Liberty Plaza, New York, N.Y. 10045 Washington, D.C. 20429 New York, New York 10005

(b) Yes.	Whether it is authorized to exercise corporate trust powers.

2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

           Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 26th day of July, 2005.

THE BANK OF NEW YORK By: /s/ William Cardozo Name: William Cardozo Title: Agent

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2005, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.
ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions: Noninterest-bearing balances and currency and coin Interest-bearing balances	$2,292,000 7,233,000
Securities: Held-to-maturity securities Available-for-sale securities	1,831,000 21,039,000
Federal funds sold and securities purchased under agreements to resell Federal funds sold in domestic offices Securities purchased under agreements to resell	1,965,000 379,000
Loans and lease financing receivables: Loans and leases held for sale Loans and leases, net of unearned income	35,000 31,461,000
LESS: Allowance for loan and lease losses Loans and leases, net of unearned income and allowance	579,000 30,882,000
Trading Assets Premises and fixed assets (including capitalized leases) Other real estate owned	4,656,000 832,000 0
Investments in unconsolidated subsidiaries and associated companies	269,000
Customers' liability to this bank on acceptances outstanding	54,000
Intangible assets Goodwill Other intangible assets	2,042,000 740,000
Other assets	5,867,000
Total assets	$80,116,000
LIABILITIES Deposits: In domestic offices Noninterest-bearing Interest-bearing In foreign offices, Edge and Agreement subsidiaries, and IBFs Noninterest-bearing Interest-bearing	$34,241,000 15,330,000 18,911,000 25,464,000 548,000 24,916,000
Federal funds purchased and securities sold under agreements to repurchase: Federal funds purchased in domestic offices Securities sold under agreements to repurchase	735,000 121,000
Trading liabilities	2,780,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,560,000
Not applicable Bank's liability on acceptances executed and outstanding Subordinated notes and debentures Other liabilities	55,000 1,440,000 5,803,000
Total liabilities	$72,199,000
Minority interest in consolidated subsidiaries	141,000
EQUITY CAPITAL Perpetual preferred stock and related surplus	0
Common stock Surplus Retained earnings Accumulated other comprehensive income Other equity capital components	1,135,000 2,088,000 4,643,000 (90,000) 0

Total equity capital	7,776,000
Total liabilities, minority interest, and equity capital	$80,116,000

           I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro, Senior Vice President and Comptroller

           We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	>	Directors